Exhibit 5.1

2200 Ross Avenue, Suite 2200 Dallas, TX 75201 Telephone: 214-740-8000 Fax: 214-740-8800 www.lockelord.com

November 13, 2013

National Health Investors, Inc.
222 Robert Rose Drive
Murfreesboro, Tennessee 37129

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to National Health Investors, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission. The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”), in one or more series; (iii) warrants to purchase equity securities of the Company (“Warrants”); and (iv) units consisting of one or more Warrants, Preferred Stock, Common Stock or any combination of such securities (“Units”) (items (i) through (iv) above are collectively referred to herein as the “Securities”).
The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) by and between the Company and a warrant agent.
In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of: (i) Articles of Incorporation and Restated Bylaws of the Company, each as amended to date and currently in effect; (ii) the Registration Statement; (iii) the prospectus contained in the Registration Statement (the “Prospectus”); and (iv) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities and related matters. We have also reviewed such other documents and records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

National Health Investors, Inc.
November 13, 2013

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.
In rendering the opinions expressed below with respect to the Securities referred to therein and the Warrant Agreements and Unit agreements governing the Securities (the “Documents”), we have additionally assumed that (i) the Company is and at all times material hereto will be a corporation duly organized and validly existing under the laws of the jurisdiction under which it is currently organized, (ii) the effectiveness of the Registration Statement has not been terminated or rescinded, (iii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iv) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (v) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (A) breaches of, or defaults under, agreements or instruments, (B) violations of statutes, rules, regulations or court or governmental orders, or (C) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
Based upon and subject to the foregoing, and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
(1)    With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Common Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Articles of Incorporation and the Restated Bylaws of the Company; each as amended and then in effect, and (v) a certificate or certificates representing the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, or exercise of any Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Common

National Health Investors, Inc.
November 13, 2013

Stock, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.
(2)    With respect to any offering of a series of Preferred Stock (the “Offered Preferred Stock”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Preferred Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of Articles Supplementary for the Offered Preferred Stock in accordance with the applicable provisions of Maryland law (the “Articles Supplementary”); (iv) the filing of the Articles Supplementary with the Maryland Department of Assessments and Taxation has duly occurred; (v) the terms, as well as the terms of the issuance and sale, of the Offered Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation, including the Articles Supplementary relating to the Offered Preferred Stock, and the Restated Bylaws of the Company, each as amended and then in effect; and (vi) a certificate or certificates representing the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange, or exercise of any Warrants), when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Preferred Stock, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid, and nonassessable, provided that the consideration therefor is not less than the par value thereof.
(3)    With respect to any offering of Warrants to be issued under a Warrant Agreement (the “Offered Warrants”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Warrants has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, (iii) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement; (iv) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Articles of Incorporation and the Restated Bylaws of the Company, each as amended and then in effect; and (v) the Offered Warrants are duly executed, issued, and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof

National Health Investors, Inc.
November 13, 2013

may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Warrants denominated in a currency, currency unit, or composite currency other than United States dollars (or a judgment denominated other than United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currencies, currency units, or composite currencies (collectively, these qualifications and limitations are referred to herein as the “Enforceability Qualifications”).
(4)    With respect to any offering of Units (the “Offered Units”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Units has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize and approve (A) the issuance and terms of the Offered Units, (B) the issuance and terms of any Warrants which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of any related Warrant Agreement, and (C) the issuance and terms of any Preferred Stock or Common Stock which are a component of the Units, the terms of the offering thereof and related matters, (iii) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Articles of Incorporation and the Restated Bylaws of the Company, each as amended and then in effect; and (iv) all of the parties duly execute and deliver (A) the applicable Offered Units, (B) such Warrants and Warrant Agreement and (C) such Preferred Stock and Common Stock, and each such Security is issued, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of the Warrants, or the Company’s Articles of Incorporation and Restated Bylaws (as amended to such date and then in effect), in the case of such Preferred Stock and Common Stock, such Offered Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Qualifications.
In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, there shall not have occurred any change in law affecting the validity or enforceability of such Security.
With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Texas, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding

National Health Investors, Inc.
November 13, 2013

nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the affect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.
We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Maryland, the statutory provisions of Maryland law, applicable provisions of the Maryland Constitution and reported judicial decisions interpreting those laws, and we express no opinion as to the effect of any other laws on the opinions stated herein.

This opinion is intended solely for your benefit. It is not to be quoted, in whole or in part, disclosed, made available to, or relied upon by any other person, firm, or entity without our express prior written consent. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ LOCKE LORD LLP